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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of Texas-New Mexico Power Company

   As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 16, 2000, included herein (in Texas-New Mexico Power Company's Form 10-K for the year ended December 31,
1999) and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
Fort Worth, Texas
June 2, 2000